Exhibit 99.1

September 25, 2026	Analyst Contact:	Eric Biggers 918-947-7238
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in Virtual Day of Wolfe Research Utilities, Midstream & Clean Energy Conference

TULSA, Okla. – Sept. 25, 2026 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate virtually in the Wolfe Research Utilities, Midstream & Clean Energy Conference on Sept. 29, 2026.

Sid McAnnally, chief executive officer, Curtis Dinan, president and chief operating officer, and Christopher Sighinolfi, senior vice president and chief financial officer, will conduct a series of meetings with members of the investment community.

The materials utilized at the conference are accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange and the NYSE Texas under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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